Exhibit 99.2

FOR IMMEDIATE RELEASE

FIRST WESTERN FINANCIAL, INC. AND TETON FINANCIAL SERVICES ANNOUNCE THE SIGNING OF A MERGER AGREEMENT

MERGER STRENGTHENS FIRST WESTERN FINANCIAL, INC’S FRANCHISE IN THE WYOMING REGION

DENVER, CO and JACKSON, WY, July 22, 2021 - First Western Financial, Inc., "First Western" (Nasdaq: MYFW), parent company of First Western Trust Bank, “the Bank,” and Teton Financial Services, parent company of Rocky Mountain Bank, today announced the signing of a definitive merger agreement pursuant to which Teton Financial Services would merge with and into First Western. Teton Financial Services has three branches in the state of Wyoming, assets of $420.7 million, total deposits of $374.6 million, and total loans of $267.9 million as of June 30, 2021. Teton Financial Services also offers trust and wealth management services and had $394.1 million in assets under management as of June 30, 2021.

“This transaction brings together two highly complementary institutions with similar values, business models, and commitment to helping clients achieve their financial goals,” said Scott C. Wylie, Chairman, President and Chief Executive Officer of First Western and the Bank. “Expanding our presence in Wyoming is a key element of our long-term growth strategy given its attractive demographics and favorable environment for our unique approach to private banking. The talented team at Rocky Mountain Bank has consistently attracted new clients and grown loans and deposits at a double-digit compound annual growth rate over the past seven years, and their experience and expertise will further strengthen our commercial banking capabilities. With our combined resources, we believe that we can steadily increase our market share in Wyoming in the future, providing another catalyst for enhancing the value of the First Western franchise.”

Allan R. Tessler, Chairman, President, and Chief Executive Officer of Teton Financial Services, commented, “We are excited for the opportunity to join such a highly regarded franchise in the western region. Our employees and clients will benefit from First Western’s broader offering of products and services, as well as its ability to accommodate larger financing needs. With the greater resources provided by First Western, we will have the opportunity to enhance the banking experience provided to our customers while maintaining our ‘client first’ relationship-oriented approach to banking.”

As of June 30, 2021, the combined institutions would have approximately $2.4 billion in assets and $7.2 billion in assets under management. The transaction is expected to close in late fourth quarter 2021 or early first quarter 2022 and will operate 18 offices in four states, including Colorado, Arizona, Wyoming, and California.

The transaction is expected to be 5.2% accretive to 2022 earnings per share and 0.4% dilutive to tangible book value, with a short tangible book value earnback period of 0.4 years.

Under the terms of the merger agreement, Teton Financial Services shareholders are entitled to receive 0.0466 shares of First Western common stock and $0.39 in cash for each share of Teton Financial Services stock, subject to certain adjustments. Based on First Western’s closing stock price on July 21, 2021, the aggregate merger consideration is valued at $47.8 million. The value of the merger consideration will fluctuate until closing based on the value of First Western’s stock.

First Western’s and Teton Financial Services’ respective boards of directors have unanimously approved the merger agreement. Additionally, directors and executive officers of Teton Financial Services have entered into agreements whereby they have committed to vote their shares in favor of the transaction. The closing of the acquisition is subject to satisfaction of customary closing conditions, including regulatory approvals and approval of Teton Financial Services shareholders.

First Western was advised in this transaction by Keefe, Bruyette & Woods, A Stifel Company, and Otteson Shapiro LLP served as legal counsel. Teton Financial Services was advised by Piper Sandler & Co., and Greenberg Traurig, LLP served as legal counsel.

Conference Call / Investor Presentation

Scott C. Wylie, Chairman, President, and Chief Executive Officer of First Western and Julie A. Courkamp, Chief Financial Officer, Treasurer, and Director of First Western will review additional information regarding the transaction on a conference call on Friday, July 23, 2021 at Noon EDT. An investor presentation has also been created for this announcement, and will be discussed on the conference call. To access a copy of the presentation and to listen to the conference call online, investors are invited to visit http://www.myfw.com under "Investor Relations." To listen to the live call, please go to the web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on this site shortly after the call.

About First Western Financial Inc.

First Western is a financial services holding company headquartered in Denver, Colorado, with operations in Colorado, Arizona, Wyoming and California. First Western and its subsidiaries provide a fully integrated suite of wealth management services on a private trust bank platform, which includes a comprehensive selection of deposit, loan, trust, wealth planning and investment management products and services. First Western’s common stock is traded on the NASDAQ Global Select Market under the symbol “MYFW.” For more information, go to www.myfw.com. Member FDIC. Equal Housing Lender. NMLS ID 477166.

About Teton Financial Services

Teton Financial Services serves as the holding company for Rocky Mountain Bank, a Wyoming-based community bank serving the Wyoming market since 1983. Headquartered in Jackson, WY, Teton Financial Services provides a wide range of products and services across three branches to community-based businesses and individuals located in Teton, Sublette, and Sweetwater counties. Teton Financial Services offers business banking, specialty lending, deposits products as well as personal banking and wealth & trust solutions to individuals. Teton Financial Services’ commitment to community and strong emphasis on providing creative solutions allows their clients to reach their financial goals. For more information, go to https://www.rockymountainbank.com/.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, First Western will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 to register the shares of First Western common stock to be issued to the shareholders of Teton Financial Services. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Teton Financial Services seeking their approval of the acquisition and related matters. In addition, First Western may file other relevant documents concerning the proposed acquisition with the SEC.

Shareholders of Teton Financial Services are urged to read the registration statement on Form S-4 and the proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the proposed acquisition because they will contain important information about First Western, Teton Financial Services and the proposed transaction.

Investors and shareholders may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Free copies of the proxy statement/prospectus also may be obtained by directing a request by telephone or mail to First Western Financial, Inc., 1900 16th Street , Suite 1200, Denver CO, 80202 , Attention: Investor Relations (telephone: (877) 505-1281), or by accessing First Western’s website at www.myfw.com under “Investor Relations.” The information on First Western’s website is not, and shall not be deemed to be, a part of this release or incorporated into other filings it makes with the SEC.

Participants in the Solicitation

First Western, Teton Financial Services, Inc. and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Teton Financial Services in connection with the acquisition. Information about the directors and executive officers of First Western is set forth in the proxy statement for First Western’s 2021 annual meeting of shareholders filed with the SEC on April 29, 2021. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus regarding the acquisition when it becomes available.

Forward-Looking Statements

Statements in this news release regarding our expectations and beliefs about our future financial performance and financial condition, as well as trends in our business and markets are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “outlook,” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “opportunity,” “could,” or “may.” The forward-looking statements in this news release are based on current information and on assumptions that we make about future events and circumstances that are subject to a number of risks and uncertainties that are often difficult to predict and beyond our control. As a result of those risks and uncertainties, our actual financial results in the future could differ, possibly materially, from those expressed in or implied by the forward-looking statements contained in this news release and could cause us to make changes to our future plans. Those risks and uncertainties include, without limitation, the COVID-19 pandemic and its effects; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement between First Western and Teton Financial Services, Inc., the outcome of any legal proceedings that may be instituted against First Western or Teton Financial Services, Inc., delays in completing the transaction, the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction) and shareholder approval or to satisfy any of the other conditions to the transaction on a timely basis or at all, the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where First Western and Teton Financial Services, Inc. do business, the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, diversion of management’s attention from ongoing business operations and opportunities, potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction, First Western’s ability to complete the acquisition and integration of Teton Financial Services, Inc. successfully, and the dilution caused by First Western’s issuance of additional shares of its common stock in connection with the transaction. Additional information regarding these and other risks and uncertainties to which our business and future financial performance are subject is contained in our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 12, 2020 (“Form 10-K”), and other documents we file with the SEC from time to time. We urge readers of this news release to review the “Risk Factors” section our Form 10-K and any updates to those risk factors set forth in our subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and our other filings with the SEC. Also, our actual financial results in the future may differ from those currently expected due to additional risks and uncertainties of which we are not currently aware or which we do not currently view as, but in the future may become, material to our business or operating results. Due to these and other possible uncertainties and risks, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of today’s date, or to make predictions based solely on historical financial performance. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

MEDIA CONTACT:

Scott C. Wylie

(303) 531-8100 | scott.wylie@myfw.com

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